Exhibit 99.1

NYSE: MMP
_____________________________________________________________________________________________________

Date:	September 3, 2020

Contact:	Paula Farrell
(918) 574-7650
paula.farrell@magellanlp.com
Magellan Midstream to Participate in Barclays Virtual Investor Conference

TULSA, Okla. – Magellan Midstream Partners, L.P. (NYSE: MMP) announced today that Michael Mears, chief executive officer, is scheduled to participate in a question and answer session about Magellan at the Barclays CEO Energy-Power Conference at 4:25 p.m. Eastern on Wed., Sept. 9.

The virtual session will be moderated by Theresa Chen, Barclays equity research analyst, with a webcast available live on the day of the event on the partnership’s website at www.magellanlp.com/investors/webcasts.aspx. A replay of the webcast also will be available for at least 30 days at www.magellanlp.com.

In addition, management will be hosting virtual meetings with institutional investors during the conference. The slides used for these meetings also will be available at www.magellanlp.com/investors/webcasts.aspx.

About Magellan Midstream Partners, L.P.
Magellan Midstream Partners, L.P. (NYSE: MMP) is a publicly traded partnership that primarily transports, stores and distributes refined petroleum products and crude oil. The partnership owns the longest refined petroleum products pipeline system in the country, with access to nearly 50% of the nation’s refining capacity, and can store more than 100 million barrels of petroleum products such as gasoline, diesel fuel and crude oil. More information is available at www.magellanlp.com.

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